As filed with the Securities and Exchange Commission on April 22, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROYCE CAPITAL FUND
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYCE CAPITAL FUND

745 Fifth Avenue

New York, New York 10151

May __, 2020

Dear Royce Capital Fund Shareholder:

A special meeting of shareholders of each series (each, a "Fund" and collectively, the "Funds") of Royce Capital Fund, a Delaware statutory trust (the "Trust"), will be held at the offices of the Trust at 745 Fifth Avenue, 23rd Floor, New York, New York, 10151 at [__:__] [a.m./p.m.] (Eastern time) on Tuesday, July 14, 2020 to vote on the proposal listed in the enclosed Proxy Statement. However, as we are concerned about your health and safety during the current COVID-19 pandemic, we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If we decide to hold the special meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will make an announcement in the manner discussed in these proxy materials.

As you know, Royce Investment Partners (“Royce”)1 serves as the investment adviser to each Fund. Royce’s indirect parent company, Legg Mason, Inc. (“Legg Mason”), has entered into an agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will, subject to approval by Legg Mason’s shareholders and satisfaction of other conditions, acquire Legg Mason along with Legg Mason’s ownership interest in Royce. Royce will continue to operate on a standalone basis after the completion of the transaction. In addition, the transaction will not result in any changes to either Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions.

The transaction will, however, result in the termination of the Funds’ current investment advisory agreement in accordance with applicable law. In order for each Fund’s operations to continue uninterrupted after the transaction, we are asking each Fund’s shareholders to approve the new investment advisory agreement. The Board has already approved the new agreement. It is important to note that: (i) the terms and conditions of the Funds’ new investment advisory agreement will be substantially identical to those of their current investment advisory agreement and (ii) each Fund’s contractual investment advisory fee rate will remain the same under the new investment advisory agreement.

The Board of Trustees of the Trust recommends that you vote "FOR" the proposal to approve a new investment advisory agreement for each Fund in which you own shares.

The enclosed materials explain this proposal in more detail and I encourage you to review them carefully. As a shareholder, your vote is important, and we hope that you will respond as soon as possible to ensure that your shares will be represented at the special meeting. To vote, you may use any of the following methods:

●	By touch-tone telephone;

●	By internet; or

●	By returning the enclosed voting instructions card in the postage-paid envelope.

1  Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

You may also vote in person at the special meeting.

Please call Shareholder Services at 1-800-841-1180 with any questions you may have about the proposal or the enclosed Proxy Statement. If you need assistance voting, please call Computershare, the proxy solicitor, toll-free at [1-___-___-____].

As always, thank you for your continued support of our work. We look forward to serving you for many years to come.

Sincerely,
Christopher D. Clark
President of Royce Capital Fund

TABLE OF CONTENTS

		Page
Questions and Answers		4
Notice of Special Meeting of Shareholders		9
Proxy Statement		11
Proposal 1 -	To Approve a New Investment Advisory Agreement with Royce Investment Partners	13
Introduction		13
Description of the Transaction		13
Information Concerning Royce, Legg Mason, and Franklin Templeton		14
Impact of Transaction on Services Provided to the Funds		15
Information About the Current Investment Advisory Agreement		15
Terms of New Investment Advisory Agreement and Comparison of New Investment Advisory Agreement with Current Investment Advisory Agreement		15
Possible Interim Investment Advisory Agreement		17
Board Evaluation		17
Section 15(f) of the 1940 Act		23
Additional Information		24
General		24
Inspectors and Judges of Voting		24
Quorum		24
Required Vote		25
Adjournment or Postponement of Meeting with Respect to a Fund		25
Information about Royce, Its Affiliated Broker-Dealer, Fees Paid by the Funds to Royce and its Affiliates, and Other U.S. Registered Investment Companies Advised by Royce		26
Fiscal Year		26
Shareholder Proposals		27
Proxy Delivery		27
Other Business		27

Appendix A	Record Date Shares Outstanding
Appendix B	5% Share Ownership Information
Appendix C	Information Regarding Current Investment Advisory Agreement
Appendix D	Form of New Investment Advisory Agreement
Appendix E	Information Regarding Members of Royce’s Board of Managers, Royce’s Principal Executive Officers, and Officers and Certain Trustees of the Trust
Appendix F	Information Regarding Amounts and Brokerage Commissions Paid by Funds to Royce and its Affiliates
Appendix G	Information Regarding Other Funds Advised by Royce

IMPORTANT NEWS FOR ROYCE CAPITAL FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Notice of Special Meeting and Proxy Statement, for your convenience, we have provided a brief overview of these materials.

QUESTIONS AND ANSWERS

Q.	Why did you send me this booklet?

A.	This booklet contains a notice of special meeting of shareholders of Royce Micro-Cap Portfolio and Royce Small-Cap Portfolio (each, a "Fund" and collectively, the "Funds") of Royce Capital Fund, a Delaware statutory trust (the "Trust"). The booklet also contains a Proxy Statement that describes the matters to be considered at the special shareholder meeting and provides related information. Owners of variable annuity contracts or variable life insurance policies (collectively, the "Contracts") who have allocated account value to separate accounts investing in either Fund generally may instruct their insurance company how to vote the shares related to their investment. Thus, Contract owners should consider themselves shareholders for purposes of these proxy materials and have the right to vote on the proposal for each Fund in which they own shares as of the close of business on the record date, May 1, 2020.

Q.	Who is asking for my vote?

A.	The Board of Trustees of the Trust (the "Board") is asking you to vote at the special meeting on the proposal to approve a new investment advisory agreement for each Fund in which you own shares. The Board oversees the business and affairs of each Fund and is required by law to act in what the Board believes to be the best interests of each Fund.

Q.	What am I being asked to consider in connection with the special shareholder meeting?

A.	You are being asked to consider and vote on a proposal to approve a new investment advisory agreement with Royce Investment Partners (“Royce”)[2] with respect to each Fund in which you own shares.

Q.	Why am I being asked to vote on a new investment advisory agreement for each Fund in which I own shares?

A.	As you know, Royce serves as the investment adviser to each Fund. Royce is a majority-owned, indirect subsidiary of Legg Mason, Inc. (“Legg Mason”). Legg Mason has entered into an agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will acquire Legg Mason along with Legg Mason’s ownership interest in Royce. Upon completion of the transaction, Royce will become a majority-owned, indirect subsidiary of Franklin Templeton. The transaction will result in what is commonly called a “change of control” of Royce and will cause the Funds’ current investment advisory agreement to terminate in accordance with applicable law. The transaction will not be completed unless certain conditions are met. One of these conditions is that investment advisory clients of Royce and Legg Mason’s other investment subsidiaries representing a specified percentage of Legg Mason’s overall revenue consent to the continuation of their investment advisory relationships after completion of the transaction. This includes approval of new investment advisory agreement to be effective upon completion of the transaction by shareholders of the Funds.

2   Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

Q.	How does the Funds’ new investment advisory agreement differ from their current investment advisory agreement?

A.	The Funds’ new investment advisory agreement will be identical to their current investment advisory agreement, except for its date of execution, effectiveness, and termination.

Q.	Will the contractual investment advisory fee rate for either Fund increase upon the completion of the transaction?

A.	No. The contractual investment advisory fee rate for each Fund will remain the same upon completion of the transaction.

Q.	Will the transaction or the new investment advisory agreement result in any material changes to Royce’s operations or to either Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions?

A.	No. Neither the transaction nor the new investment advisory agreement will result in any material changes to Royce’s operations as Royce will continue to operate on a standalone basis upon completion of the transaction and implementation of the new investment advisory agreement. In addition, the transaction and the new investment advisory agreement will not result in any material changes to either Fund’s portfolio management personnel, investment objective, principal investment strategy, or investment restrictions.

Q.	How does the Board recommend that the shareholders of each Fund vote on the proposal?

A.	After careful consideration, the Board recommends that the shareholders of each Fund vote “FOR” the proposal to approve the new investment advisory agreement.

Q.	What is the required shareholder vote for approval of the new investment advisory agreement for the Funds?

A.	Shareholder approval of the new investment advisory agreement with respect to each Fund requires the affirmative vote of the lesser of:

●	more than 50% of the Fund’s outstanding shares; or

●	67% or more of the Fund's shares present at the special meeting, if the holders of more than 50% of the Fund's shares are present, in person or by proxy, at such special meeting.

Because the shares of each Fund are held by the participating insurance companies through the Contracts, such shares will be voted, in accordance with the requirements of the Securities and Exchange Commission, by such insurance companies using a proportional voting procedure known as “echo voting.” That means that each participating insurance company will vote all shares of each Fund owned by it for which it does not receive voting instructions from shareholders in the same proportion as the votes actually cast by shareholders (i.e., for the Proposal, against the Proposal, or abstain). As a result, this proportional voting procedure may result in a relatively small number of shareholders determining the outcome of the vote.

Approval of the new investment advisory agreement by the shareholders of Royce Micro-Cap Portfolio is not contingent upon, and will not affect in any way, shareholder approval of the new investment advisory agreement by the shareholders of Royce Small-Cap Portfolio. Likewise, approval of the new investment advisory agreement by the shareholders of Royce Small-Cap Portfolio is not contingent upon, and will not affect in any way, shareholder approval of the new investment advisory agreement by the shareholders of Royce Micro-Cap Portfolio. Shareholders should consider the proposal relating to any particular Fund in which they own shares independently of the proposal relating to the other Fund.

Q.	When is the Funds’ new investment advisory agreement expected to go into effect?

A.	In the event the new investment advisory agreement receives the required shareholder approval with respect to one or both Funds, it will go into effect with respect to that Fund or both Funds, as the case may be, upon completion of the transaction (i.e., when Royce becomes a majority-owned, indirect subsidiary of Franklin Templeton). Such transaction is expected to close later this year.

Q.	What happens if the new investment advisory agreement does not receive the required shareholder approval with respect to one or both Funds?

A.	If the new investment advisory agreement does not receive the required shareholder approval with respect to one or both Funds and the sale of Legg Mason to Franklin Templeton is completed, the new investment advisory agreement will not go into effect with respect to that Fund or both Funds, as the case may be, and the current investment advisory agreement with respect to that Fund or both Funds, as the case may be, will terminate in accordance with applicable law. In such an event, the Board would implement an interim investment advisory agreement with Royce for a period of no more than 150 days after completion of the transaction in order to continue to solicit proxies for the approval of the new investment advisory agreement with respect to that Fund or both Funds, as the case may be. The Board has approved an interim investment advisory agreement to provide for maximum flexibility for the Funds’ future.

Q.	Will there be any changes to the Funds’ custodian or other service providers as a result of Franklin Templeton’s acquisition of Legg Mason?

A.	No. There will not be any changes to the Funds’ custodian or other service providers as a result of Franklin Templeton’s acquisition of Legg Mason.

Q.	Is my Fund paying for these proxy materials?

A.	No. All costs associated with these proxy materials and the special shareholder meeting, including proxy solicitation costs, legal fees, and the costs of printing and mailing the proxy materials, will be borne by Legg Mason (and not by the Funds).

Q.	Will my vote make a difference?

A.	Yes. Your vote is needed to ensure that the proposal for each Fund in which you own shares can be acted upon. The Board encourages you to participate in the governance of each Fund in which you own shares.

Q.	Whom do I call if I have questions?

A.	If you have any questions about the proposal or the enclosed Proxy Statement, please call Shareholder Services at 1-800-841-1180. If you have any questions about voting, please call Computershare, the proxy solicitor, toll-free at [1-___-___-____].

Q.	How do I provide voting instructions for my shares?

A.	For your convenience, there are several ways in which you can provide voting instructions:

●	Mark your voting preference, sign, and return the enclosed voting instruction card in the postage-paid envelope;

●	By touch-tone telephone;

●	By internet; or

●	In person

Q.	When and where is the special meeting scheduled to be held?

A.	We intend to hold the special meeting of shareholders of each Fund at the offices of the Trust at 745 Fifth Avenue, 23rd Floor, New York, New York, 10151 at [__:__] [a.m./p.m.] (Eastern time) on Tuesday, July 14, 2020. However, as we are concerned about your health and safety during the current COVID-19 pandemic, we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. If we decide to hold the special meeting of shareholders at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), we will announce any such updates by means of a press release, which will be posted on our website (http://www.royceinvest.com). We encourage you to check the website prior to the special meeting if you plan to attend the special meeting in person. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system.

Please note that if you own shares of both Funds, you may receive more than one voting instruction card. Please see your voting instruction card for specific instructions on how to vote via touch-tone telephone or the via the internet.

It is important that you provide voting instructions for your Fund shares promptly. This will help save the costs of further solicitation. In order to ensure that shares will be voted in accordance with your instructions, please submit your voting instructions by July __, 2020.

ROYCE CAPITAL FUND

745 FIFTH AVENUE

NEW YORK, NEW YORK 10151

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 14, 2020

To the Shareholders of Royce Capital Fund (2 Series):

Royce Micro-Cap Portfolio

Royce Small-Cap Portfolio

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of each of the above-listed Series (each, a "Fund" and collectively, the "Funds") of Royce Capital Fund, a Delaware statutory trust (the "Trust"), will be held at the offices of the Trust, 745 Fifth Avenue, New York, New York 10151 at [__:__] [a.m./p.m.] (Eastern time) on Tuesday, July 14, 2020 for the following purposes:

1.	To approve the proposed Investment Advisory Agreement; and

2.	To transact such other business as may properly come before the Meeting or any postponement of adjournment thereof.

The Board of Trustees of the Trust has set the close of business on May 1, 2020 as the record date for determining those shareholders entitled to vote with respect to each Fund at the Meeting or any postponement of adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote with respect to the Fund at the Meeting or any postponement of adjournment thereof. If you own shares in both Funds as of the close of business on May 1, 2020, you may receive more than one voting instruction card.

A complete list of the shareholders of the Trust entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Trust for any purpose relevant to the Meeting during ordinary business hours from and after June __, 2020, at the offices of the Trust, 745 Fifth Avenue, New York, New York 10151.

The Funds’ Annual Report to Shareholders for the year ended December 31, 2019 was previously mailed to their shareholders, and copies are available upon request, without charge, by writing to the Trust at 745 Fifth Avenue, New York, New York 10151 or by calling 1-800-221-4268.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING TO BE HELD ON JULY 14, 2020:

THE PROXY STATEMENT AND YOUR FORM OF PROXY CARD ARE AVAILABLE AT [ ].

PLEASE NOTE: If it is determined that the Meeting will be held at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (http://www.royceinvest.com). We encourage you to check the website prior to the Meeting if you plan to attend the Meeting in person. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system. You do not need to attend the Meeting in person if you submit your voting instructions promptly.

Please call Shareholder Services at 1-800-841-1180 with any questions you may have about Proposal 1. If you need assistance voting, please call Computershare, the proxy solicitor, toll-free at [1-___-___-____].

IMPORTANT

To save the expense of additional proxy solicitation, please mark your instructions on the enclosed voting instruction card, date and sign it, and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the Meeting. You have been provided with the opportunity on your voting instruction card to give voting instructions via touch-tone telephone or the Internet, and you are encouraged to take advantage of these prompt and efficient voting instruction options. The accompanying Proxy is solicited on behalf of the Board of Trustees of the Trust, is revocable, and will not affect your right to vote in person in the event that you attend the Meeting. Please note that attendance alone without voting will not be sufficient to revoke previously provided voting instructions.

By Order of the Board of Trustees of Royce Capital Fund, John E. Denneen Secretary

May __, 2020

PRELIMINARY PROXY STATEMENT

ROYCE CAPITAL FUND (2 Series)

Royce Micro-Cap Portfolio

Royce Small-Cap Portfolio

745 FIFTH AVENUE

NEW YORK, NEW YORK 10151

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 14, 2020

The accompanying Proxy is solicited on behalf of the Board of Trustees of Royce Capital Fund (the "Board") for use at a Special Meeting of Shareholders (the "Meeting") of each of the above-listed Series (each, a "Fund" and collectively, the "Funds") of Royce Capital Fund, a Delaware statutory trust (the "Trust"), to be held at the offices of the Trust, 745 Fifth Avenue, New York, New York 10151 at [__:__] [a.m./p.m.] (Eastern time) on Tuesday, July 14, 2020 and at any postponement of adjournment thereof. The approximate mailing date of this Proxy Statement is May __, 2020.

All properly executed voting instruction cards received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, votes will be cast “FOR” the approval of the new investment advisory agreement.

You may revoke your voting instructions at any time before the corresponding votes are cast by sending written instructions to the Secretary of the Trust at the Trust’s address indicated above or by filing a new voting instruction card with a later date. Any shareholder attending the Meeting may vote in person, whether or not such shareholder has previously filed a voting instruction card.

The Board has set the close of business on May 1, 2020 (the "Record Date") as the record date for determining those shareholders entitled to vote with respect to each Fund at the Meeting or any postponement of adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote with respect to the Fund at the Meeting or any postponement of adjournment thereof. Shareholders of each Fund will vote as a single class on Proposal No. 1 and will vote separately from shareholders of the other Fund. If you own shares in both Funds as of the Record Date, you may receive more than one voting instruction card. Shareholders on the Record Date will be entitled to one vote for each share of beneficial interest ("share") held (proportional voting rights for fractional shares held), with no shares having cumulative voting rights. Shareholders are not entitled to any appraisal rights as the result of any matters to be considered at the Meeting.

Royce & Associates, LP serves as the investment adviser to each Fund and is a limited partnership organized under the laws of Delaware. Royce & Associates, LP primarily conducts its business under the name Royce Investment Partners (“Royce”).

Royce has retained Computershare Fund Services, 250 Royall Street, Canton, MA 02021 (the “Solicitor”), to solicit Proxies for the Meeting. The Solicitor is responsible for printing voting instruction cards, mailing proxy materials to Fund shareholders, soliciting broker-dealer firms, custodians, nominees, and fiduciaries, tabulating the returned proxies, and performing other proxy solicitation services. Some officers of the Trust, employees of Royce Fund Services, LLC (“RFS”), the Funds’ distributor, and the Solicitor may solicit Proxies personally and by telephone, if deemed desirable. The estimated cost for these solicitation services is approximately $__________. Such costs will be paid by Legg Mason (and not by the Funds). Royce will also cause Legg Mason (and not the Funds) to reimburse brokerage firms, custodians, nominees, and fiduciaries for their expenses in forwarding Proxy materials to the beneficial owners of Fund shares. If you need assistance voting, please call the Solicitor toll-free at [1-___-___-____].

[As of the Record Date, each Fund had outstanding the number of shares as set forth in Appendix A to this Proxy Statement.] [Except as set forth in Appendix B, to the Trust’s knowledge, as of the Record Date, no person is the beneficial or record owner of five percent or more of the Trust’s outstanding shares or five percent or more of the shares of any Class of a Fund.] [As of the Record Date, all of the Trustees and officers of the Trust (12 persons) owned, in the aggregate, less than 1% of each Fund’s outstanding shares.] [Each member of the Board who is not an “interested person” (as defined in the 1940 Act) of the Trust, the Funds, or Royce (each, an “Independent Trustee” and collectively, the “Independent Trustees”) does not, as of the Record Date, own any securities of, or have any other material direct or indirect interest in, Legg Mason, Franklin Templeton or any of their respective affiliates.]

The Board knows of no business other than that mentioned in Proposals 1 and 2 of the Notice of Special Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any postponement of adjournment thereof, it is the intention of the persons named on the enclosed voting instruction card to vote in accordance with their best judgment.

PROPOSAL 1 — APPROVAL OR DISAPPROVAL OF THE
NEW INVESTMENT ADVISORY AGREEMENT

At the Meeting, the shareholders of each Fund will be asked to approve a new investment advisory agreement with Royce with respect to that Fund (the “New Agreement”).

Introduction

Royce is a majority-owned, indirect subsidiary of Legg Mason, Inc. (“Legg Mason”). You are being asked to approve the New Agreement with respect to each Fund in which you own shares because the Funds’ current investment advisory agreement will terminate upon the sale of Legg Mason to Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton. This transaction, which will result in a “change of control” of both Legg Mason and Royce, is described in more detail below.

The Investment Company Act of 1940, as amended (the “1940 Act”), requires an investment advisory agreement of an investment company to provide for its automatic termination in the event of its “assignment” (as defined in the 1940 Act). A sale of a controlling block of an investment adviser’s “voting securities” (as defined in the 1940 Act) generally is deemed to result in an assignment of such investment adviser’s investment advisory agreements for purposes of the 1940 Act. The consummation of the transaction described below will constitute a sale of a controlling block of voting securities of Royce that will result in the automatic termination of the current investment advisory agreement between Royce and the Trust relating to each Fund (the “Current Agreement”).

If shareholders of a Fund approve the New Agreement with respect to that Fund prior to the consummation of the transaction, such New Agreement will become effective with respect to that Fund upon the consummation of the transaction. In the event that the transaction is not consummated, Royce will continue to serve as investment adviser to both Funds pursuant to the terms of the Current Agreement.

There will be no increase in the contractual investment advisory fee rate for either Fund as a result of the implementation of the New Agreement. The transaction is not expected to result in any diminution in the nature, extent, or quality of the services provided by Royce to either Fund.

Description of the Transaction

Legg Mason, Inc. is the indirect parent company of Royce. In February 2020, Legg Mason entered into a definitive agreement (the “Transaction Agreement”) with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton will acquire Legg Mason. Under the terms of the Transaction Agreement, Franklin Templeton will pay, in cash at closing, $50.00 per share of Legg Mason common stock and will assume approximately $2 billion of Legg Mason’s outstanding debt (the “Transaction”). The total value of the Transaction is approximately $6.5 billion. Upon completion of the Transaction, Royce will become a majority-owned, indirect subsidiary of Franklin Templeton.

Consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) approval of the Transaction by Legg Mason shareholders; (ii) receipt of applicable regulatory approvals; and (iii) consent by investment advisory clients of Legg Mason’s investment affiliates, including Royce, representing a specified percentage of the revenue attributable to the assets under management for those clients to continue their advisory relationships with such Legg Mason investment affiliates, including Royce, following the consummation of the Transaction. This includes approval by shareholders of the Funds of a new investment advisory agreement to be effective upon completion of the transaction, as described below. Subject to satisfaction or waiver of such terms and conditions, the Transaction is expected to close later in 2020.

As part of the Transaction, Franklin Templeton will preserve the investment autonomy of Legg Mason’s investment affiliates, including Royce. Upon consummation of the Transaction, Franklin Templeton will be one of the world’s largest independent, specialized global investment managers with a combined $1.5 trillion in assets under management (based on the assets under management of Franklin Templeton and Legg Mason as of January 31, 2020). The investment platform of the combined organization will be balanced between retail and institutional client assets under management. The combined organization will have greater scale, broader distribution capabilities, and new opportunities to grow. Approval of the New Agreement will assure continuity of the investment programs selected by shareholders through their respective investments in the Funds and allow the Funds’ operations to continue uninterrupted after the completion of the Transaction.

Information Concerning Royce, Legg Mason, and Franklin Templeton

Royce. Royce, whose principal executive offices are at 745 Fifth Avenue, New York, NY 10151, is responsible for the management of each Fund’s assets. Royce has been investing in smaller-company securities with a value approach for more than 45 years. Royce’s assets under management were approximately $[____] billion as of January 31, 2020.

Legg Mason. Legg Mason, whose principal executive offices are at 100 International Drive, Baltimore, Maryland 21202, is a financial services holding company that provides asset management and financial services through its investment affiliates. Legg Mason’s investment affiliates, including Royce, operate with investment independence and have specialized expertise across equity, fixed income, alternative and liquidity investments and markets around the globe. Legg Mason’s assets under management were approximately $806 billion as of January 31, 2020.

Franklin Templeton. Franklin Resources, Inc., whose principal executive offices are at One Franklin Parkway, San Mateo, California 94403, is a global investment management organization operating, together with its subsidiaries, as Franklin Templeton. Through specialized teams, Franklin Templeton has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. Franklin Templeton has more than 600 investment professionals, who are supported by Franklin Templeton’s integrated, worldwide team of risk management professionals and global trading desk network, and has employees in over 30 countries. The common stock of Franklin Resources, Inc. is traded on The New York Stock Exchange (the “NYSE”) under the ticker symbol “BEN” and is included in the Standard & Poor’s 500 Index.

Impact of Transaction on Services Provided to the Funds

The Transaction is not expected to result in any diminution in the nature, extent, or quality of the services provided by Royce to each Fund and its shareholders. In particular, the Transaction is not expected to result in any material changes in the manner in which Royce provides services to each Fund. The Transaction also is not expected to result in any changes in the personnel providing portfolio management services to each Fund. Royce will be able to draw upon the resources of the combined Franklin Templeton, which will be one of the world’s largest independent asset managers with a broad distribution footprint.

Information About the Current Investment Advisory Agreement

Royce has served as each Fund’s investment adviser since its inception and has managed the investment policies and made investment decisions for each Fund pursuant to the Current Agreement. Appendix C to this Proxy Statement contains certain information relating to the Current Agreement for each Fund, including:

●	the date of the Current Agreement;

●	the date on which the Current Agreement was last approved by the Fund’s shareholders;

●	the date on which the Board last approved the continuation of the Current Agreement; and

●	the contractual investment advisory fee rate payable by the Fund to Royce under the Current Agreement.

Terms of New Investment Advisory Agreement and Comparison of New Investment Advisory Agreement with Current Investment Advisory Agreement

The terms of the New Agreement for the Funds are identical to the terms of the Funds’ Current Agreement, except for the dates of execution, effectiveness, and termination, and are summarized below. The contractual investment advisory fee rate for each Fund under the New Agreement is identical to that Fund’s contractual investment advisory fee rate under the Current Agreement. A form of the New Agreement for the Funds is set forth as Appendix D to this Proxy Statement.

Under the New Agreement (as is the case under the Current Agreement), Royce:

●	determines the composition of the portfolio of each Fund, the nature and timing of the changes therein, and the manner of implementing such changes;

●	provides each Fund with such investment advisory, research, and related services as the Fund may, from time to time, reasonably require for the investment of its assets;

●	performs the duties outlined in the immediately preceding two bullet points in accordance with the applicable provisions of the Trust’s Declaration of Trust, By-Laws and current prospectus and any directions it may receive from the Board;

●	shall comply with its covenants and agreements contained in Royce’s and the Trust’s application to the Securities and Exchange Commission (the “Commission”) for an exemptive order regarding the use of the shares of each Fund as a funding medium for insurance company variable contracts;

●	pays all expenses which it may incur in performing the above-described duties; and

●	is authorized, to the fullest extent now or subsequently permitted by law, to cause each Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if Royce determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Funds and/or the Fund.

Under the New Agreement (as is the case under the Current Agreement), the Trust:

●	is responsible for effecting sales and redemptions of each Fund’s shares, for determining the net asset value thereof, and for each Fund’s other operations; and
●	shall cause each Fund to pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, transfer agent and custodian fees; legal, administrative and clerical services; rent for office space and facilities; auditing; preparation, printing and distribution of its prospectuses, proxy statements, shareholders’ reports and notices; supplies and postage; Federal and state registration fees; Federal, state and local taxes; Independent Trustees’ fees; and brokerage commissions.

Under the New Agreement (as is the case under the Current Agreement), Royce shall not be liable to the Trust or to either Fund for any action taken or omitted to be taken by Royce in connection with the performance of any of its duties or obligations thereunder or otherwise as an investment adviser to the Trust or to either Fund, and the Trust or each Fund involved, as the case may be, shall indemnify Royce and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by Royce in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Trust or either Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by Royce in connection with the performance of any of its duties or obligations thereunder or otherwise as an investment adviser to the Trust or either Fund. Notwithstanding the immediately preceding sentence to the contrary, nothing contained in the New Agreement (or the Current Agreement) shall protect or be deemed to protect Royce against or entitle or be deemed to entitle Royce to indemnification in respect of, any liability to the Trust or to either Fund or its security holders to which Royce would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under the New Agreement (or the Current Agreement).

Determinations of whether and the extent to which Royce is entitled to indemnification under the New Agreement (or the Current Agreement) shall be made by reasonable and fair means, including (i) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that Royce was not liable by reason of willful misfeasance, bad faith, gross negligence ,or reckless disregard of its duties, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Royce was not liable by reason of such misconduct by (a) the vote of a majority of a quorum of the Independent Trustees who are not parties to the action, suit or other proceeding, or (b) an independent legal counsel in a written opinion.

Possible Interim Investment Advisory Agreement

If shareholders do not approve the New Agreement with respect to one or both Funds and the Transaction is completed, an interim investment advisory agreement between the Trust and Royce with respect to that Fund or both Funds, as the case may be (the “Interim Agreement”), will take effect upon the closing of the Transaction. The Interim Agreement, which has been approved by the Board, will allow Royce to continue providing services to the relevant Fund or both Funds, as the case may be, while shareholder approval of the New Agreement continues to be sought.

The terms of the Interim Agreement are identical to those of the Current Agreement, except for the term and escrow provisions described below. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the Transaction (the "150-day period") or when shareholders of the relevant Fund or both Funds, as the case may be, approve the New Agreement. Pursuant to Rule 15a-4 under the 1940 Act, compensation earned by Royce under the Interim Agreement will be held in an interest-bearing escrow account. If shareholders of the relevant Fund or both Funds, as the case may be, approve the New Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement will be paid to Royce. If the shareholders of the relevant Fund or both Funds, as the case may be, do not approve the New Agreement prior to the end of the 150-day period, the Board will consider what further action to take consistent with its duties under applicable law, and Royce will be paid the lesser of its costs incurred in performing its services under the Interim Agreement or the total amount of the escrow account, plus interest earned. Thereafter, the Board would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements.

Board Evaluation

At a Board meeting held on April 21, 2020 (the “April Board Meeting”), representatives of Royce, Legg Mason, and Franklin Templeton made presentations to, and responded to questions from, the Board regarding the Transaction and Franklin Templeton’s plans and intentions regarding Legg Mason’s asset management business, including the preservation and continued investment autonomy of Royce and the combination of the distribution resources of Royce, Legg Mason, and Franklin Templeton. The Board was advised that the Transaction, if completed, would constitute a “change of control” under the 1940 Act that would result in the termination of the Current Agreement. At the April Board Meeting, which included meetings of the full Board and separate meetings of the Independent Trustees, the Board considered, among other things, whether it would be in the best interests of each Fund and its shareholders to approve the New Agreement, and the anticipated impacts of the Transaction on each Fund and its shareholders. The Board, including a majority of the Independent Trustees, approved the New Agreement for the Funds at the April Board Meeting.

To assist the Board in its consideration of the New Agreement, Franklin Templeton provided materials and information about Franklin Templeton, including its financial condition and asset management capabilities and organization. Franklin Templeton and Legg Mason also provided materials and information about the Transaction. The Independent Trustees, through their independent legal counsel, also requested and received additional information from Franklin Templeton and Legg Mason in connection with the Independent Trustees' consideration of the New Agreement. The additional information was provided in advance of the April Board Meeting. After the presentations and after reviewing the written materials provided, the Independent Trustees met in executive session with their counsel to consider the New Agreement.

The Board’s evaluation of the New Agreement reflected the information provided specifically in connection with their review of the New Agreement, as well as, where relevant, information that was previously furnished to the Board in connection with the most recent renewal of the Current Agreement at in-person meetings held on June 5, 2019 and at other Board meetings held thereafter.

Among other things, the Trustees considered:

(i) the reputation, experience, financial strength, and resources of Franklin Templeton and its investment advisory subsidiaries;

(ii) that Franklin Templeton has informed the Board that it intends to maintain the investment autonomy of the Legg Mason investment advisory subsidiaries, including Royce;

(iii) that Franklin Templeton and Legg Mason have informed the Board that, following the Transaction, there is not expected to be any diminution in the nature, extent, and quality of services provided to the Funds and their respective shareholders by Royce, including compliance and non-advisory services, and has represented that there are not expected to be any changes in the portfolio management personnel managing the Funds as a result of the Transaction;

(iv) that there will not be any changes to each Fund’s custodian or other service providers as a result of the Transaction;

(v) that Franklin Templeton has informed the Board that it has no present intention to alter the currently effective fee waiver and expense reimbursement arrangements for the Funds, and, while it reserves the right to do so in the future, it would consult with the Board before making any future changes;

(vi) that Franklin Templeton does not expect to propose any changes to the investment objective or principal investment strategies of either Fund as a result of the Transaction;

(vii) the potential benefits to Fund shareholders from being part of a combined fund family with Franklin Templeton-sponsored funds and access to a broader array of investment and distribution opportunities;

(viii) that Franklin Templeton’s distribution capabilities, particularly with respect to retail investors, and significant network of intermediary relationships may provide additional opportunities for the Funds to grow assets and lower fees and expenses by spreading expenses over a larger asset base;

(ix) that each of Franklin Templeton and Legg Mason will derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(x) the fact that each Fund’s contractual investment advisory fee rate and administrative fee arrangements will remain the same and will not increase by virtue of the New Agreement;

(xi) the terms and conditions of the New Agreement, including that the New Agreement is identical to the Current Agreement except for its date of execution, effectiveness, and termination;

(xii) the support expressed by the current senior management team at Legg Mason for the Transaction and Legg Mason’s recommendation that the Board approve the New Agreement;

(xiii) that the Current Agreement is the product of multiple years of review and negotiation and information received and considered by the Board in the exercise of its business judgment during those years, and that on June 5, 2019 the Board had performed a full review of and approved the Current Agreement as required by the 1940 Act and had determined in the exercise of its business judgment that Royce has the capabilities, resources, and personnel necessary to provide the services provided to each Fund, and that the investment advisory fees paid by or in respect of each Fund, taking into account any applicable voluntary fee waiver and expense reimbursement arrangements, represent reasonable compensation to Royce in light of the services provided, the costs to Royce of providing those services, the fees and other expenses paid by similar funds, and such other matters as the Board considered relevant in the exercise of its business judgment, and represented an appropriate sharing between Fund shareholders and Royce of any economies of scale in the management of each Fund at current and anticipated asset levels;

(xiv) that the Funds will not bear the costs of obtaining shareholder approval of the New Agreement, including the legal costs associated with the proxy solicitation, regardless of whether the Transaction is consummated; and

(xv) that under the Transaction Agreement, Franklin Templeton acknowledged that Legg Mason had entered into such Agreement in reliance upon the benefits and protections provided by Section 15(f) of the 1940 Act, and that, in furtherance of the foregoing, Franklin Templeton agreed to use reasonable best efforts to conduct its business so that (a) for a period of not less than three years after the closing of the Transaction, no more than 25% of the Trustees shall be “interested persons” (as defined in the 1940 Act) of Royce, and (b) for a period of not less than two years after the closing of the Transaction, neither Franklin Templeton nor any of its affiliates shall impose an “unfair burden” (within the meaning of the 1940 Act, including any interpretations or no-action letters of the Commission) on either Fund as a result of the transactions contemplated by the Transaction Agreement or any express or implied terms, conditions, or understandings applicable thereto.

Certain of these considerations are discussed in more detail below.

In their deliberations, the Trustees considered information received in connection with the most recent approval or continuation of the Current Agreement in addition to information provided by Franklin Templeton and Legg Mason in connection with their evaluation of the terms and conditions of the New Agreement. The Board also took into account information furnished throughout the year at regular Board meetings, including reports on investment performance, shareholder services, distribution fees and expenses, regulatory compliance, liquidity risk management, cybersecurity risk, allocation of brokerage commissions, “soft dollar” research services received by Royce, payments made to affiliates of Royce, as well as payments made by Royce relating to the distribution of each Fund’s shares, and other direct and indirect benefits to Royce and its affiliates from their relationship with the Funds. The Trustees did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The Trustees evaluated all information available to them on a Fund-by-Fund basis, and their determinations were made separately in respect of each Fund.

The information provided and presentations made to the Board encompassed each of the Funds. The discussion below for each Fund covers both the investment advisory functions rendered by Royce for the Fund pursuant to the New Agreement and the administrative functions rendered by Royce for the Funds pursuant to the Administration Agreement, by and between Royce and the Trust. The Independent Trustees considered the New Agreement separately with respect to each Fund in the course of their review.

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the New Agreement. The Independent Trustees also reviewed and discussed the proposed approval of the New Agreement with their independent legal counsel in a private session at which no representatives of Royce, Legg Mason, or Franklin Templeton were present.

Nature, extent, and quality of the services under the New Agreement. The Board received and considered information regarding the nature, extent, and quality of services provided to the Funds by Royce under the Current Agreement. The Board considered the following factors to be of fundamental importance to its consideration of the Current Agreement: (i) Royce’s more than 45 years of value investing experience and track record; (ii) the history of long-tenured Royce portfolio managers managing many of the Funds; (iii) Royce’s focus on mid-cap, small-cap and micro-cap value investing; (iv) the consistency of Royce’s approach to managing each Fund, other open-end mutual funds, and closed-end funds over more than 45 years; (v) the integrity and high ethical standards adhered to at Royce; (vi) Royce’s specialized experience in the area of trading small- and micro-cap securities; (vii) Royce’s historical ability to attract and retain portfolio management talent; and (viii) Royce’s focus on shareholder interests as exemplified by capping expenses on smaller funds and providing expansive shareholder reporting and communications. The Board also reviewed the services that Royce provides to each Fund, including, but not limited to, managing each Fund’s investments in accordance with the stated policies of each Fund. The Board considered the fact that Royce provided certain administrative services to the Funds at cost pursuant to the Administration Agreement between Royce and the Trust. The Board also took into consideration the histories, reputations and backgrounds of Royce’s portfolio managers for each Fund, finding that these would likely have an impact on the continued success of such Fund. Lastly, the Board also noted Royce’s ability to attract and retain qualified and experienced personnel.

In evaluating the nature, extent, and quality of the services to be provided to the Funds by Royce under the New Agreement, the Trustees considered, among other things, the expected impact, if any, of the Transaction on the operations, facilities, organization and personnel of Royce, and that Franklin Templeton and Legg Mason have advised the Board that, following the completion of the Transaction, there is not expected to be any diminution in the nature, extent, and quality of the services provided to the Funds and their shareholders by Royce, including compliance and other non-advisory services, and that there are not expected to be any changes in portfolio management personnel for either Fund as a result of the Transaction. The Board also considered information provided by Franklin Templeton regarding its business and operating structure, scale of operation, leadership and reputation, distribution capabilities, and financial condition. The Board recognized the importance of the Funds having an investment adviser with access to significant organizational and financial resources.

The Board received and considered information prepared internally by Royce and independently by Broadridge Financial Solutions, Inc. (“Broadridge”) using the database and methodology of Morningstar Associates, LLC containing detailed investment advisory fee, expense ratio, and investment performance comparisons for each Fund with other mutual funds in its “peer group” and “category” in connection with its consideration of the Current Agreement. The Board was provided with a description of the methodology used to determine the similarity of each Fund with the funds included in its peer group. It was noted that while the Trustees found the Broadridge data generally useful, they recognized its limitations, including that the data may vary depending on the end date selected and that the results of the performance comparisons may vary depending on the selection of the peer group and its composition over time. The Trustees believe that risk-adjusted performance continues to be the most appropriate measure of each Fund’s investment performance and attach primary importance to risk-adjusted performance over relatively long periods of time, typically 3 to 10 years. It was also noted that the Board received and discussed with management information throughout the year at periodic intervals comparing each Fund’s performance against its benchmark and against its peers. In addition, the Board considered each Fund’s performance in light of overall financial market conditions. Where a Fund’s performance was below the median during one or more specified periods, the Board noted the explanations from Royce concerning the Fund’s relative performance versus the peer group for the various periods. The Board also reviewed and considered the Funds’ absolute total returns, monthly rolling average returns, and down-market performance, and long-term performance records for periods exceeding 10 years.

Based on their review of the materials provided and the assurances they had received from Franklin Templeton, Legg Mason, and Royce, the Trustees determined that the Transaction was not expected to affect adversely the nature, extent, and quality of services provided by Royce and that the Transaction was not expected to have a material adverse effect on Royce’s ability to provide those services, and the Board concluded that, overall, the nature, extent, and quality of services expected to be provided, including performance, under the New Agreement were sufficient for approval.

Investment advisory fees and expense ratios. The Board reviewed and considered each Fund’s contractual investment advisory fee rate, the actual investment advisory fee rate paid by each Fund, and each Fund’s total and net operating expense ratio in light of the nature, extent, and quality of the investment advisory services provided to each Fund by Royce in connection with its consideration of the Current Agreement. In addition, the Board has also received and considered information provided by Broadridge comparing each Fund’s contractual investment advisory fee rate, the actual investment advisory fee rate paid by each Fund, and each Fund’s total and net expense ratios with those of funds in both the relevant expense group and a broader group of funds, each selected by Broadridge based on classifications provided by Morningstar. It was noted that while the Board found the Broadridge data generally useful they recognized its limitations, including that the data may vary depending on the selection of the peer group. The Board has also noted in the past that Royce manages each Fund in an active fashion and that each Fund has historically had a high active share score. The Trustees also considered fees charged by Royce to institutional and other clients and noted that, given the greater levels of services that Royce provides to registered investment companies such as the Funds as compared to other accounts, each Fund’s investment advisory fees compared favorably to these other accounts.

In evaluating the costs of the services to be provided by Royce under the New Agreement, the Trustees considered, among other things, whether investment advisory fees or other expenses would change as a result of the Transaction. Based on their review of the materials provided and the assurances they had received from Franklin Templeton, Legg Mason, and Royce, the Trustees determined that the Transaction would not increase the total fees payable by either Fund for investment advisory services.

Taking all of the above into consideration, as well as the factors identified below, the Board determined that the investment advisory fee for each Fund was reasonable in light of the nature, extent, and quality of the services to be provided under the New Agreement.

Profitability and economies of scale. The Board considered the cost of the services provided by Royce and the profits realized by Royce from its relationship with each Fund in connection with its consideration of the Current Agreement. As part of the analysis, the Board discussed with Royce its methodology in allocating its costs to each Fund and concluded that Royce's allocations were reasonable. The Board concluded that Royce's profits with respect to each Fund were reasonable in relation to the nature and quality of services provided.

The Board also considered whether there have been economies of scale in respect of the management of each Fund, whether each Fund has appropriately benefited from any economies of scale and whether there is potential for realization of any further economies of scale in connection with its consideration of the Current Agreement. The Board noted the time and effort involved in managing portfolios of small- and micro-cap stocks and that they did not involve the same efficiencies as do portfolios of large-cap stocks. The Trustees concluded that the current fee structure for each Fund was reasonable and that the relevant shareholders sufficiently participated in economies of scale and that no changes were necessary.

The Trustees noted that Franklin Templeton and Legg Mason expected to realize cost savings from the Transaction based on synergies of operations, as well as to benefit from possible growth of the Funds resulting from enhanced distribution capabilities. However, they noted that other factors could also affect profitability and potential economies of scale, and that it was not possible to predict with any degree of certainty how the Transaction would affect Royce’s profitability from its relationship with the Funds, nor to quantify at this time any possible future economies of scale, but the Trustees noted they would continue to evaluate these matters going forward.

Other benefits to Royce. The Board considered other benefits received by Royce as a result of its relationship with each Fund, including the opportunity to offer additional products and services to Fund shareholders. In light of the costs of providing investment advisory and other services to each Fund and the ongoing commitment of Royce to the Funds, the Board considered that the ancillary benefits that Royce received were reasonable. In evaluating the fall-out benefits to be received by Royce under the New Agreement, the Trustees considered whether the Transaction would have an impact on the fall-out benefits received by virtue of the Current Agreement. Based on their review of the materials provided, and their discussions with Franklin Templeton and Legg Mason, the Trustees determined that those benefits could include increased ability for Franklin Templeton, Legg Mason, and Royce to distribute shares of their funds and other investment products. The Trustees noted that any such benefits were difficult to quantify with certainty at this time, and indicated that they would continue to evaluate them going forward.

The Board also considered that Franklin Templeton may derive reputational and other benefits from its ability to use the Royce name in connection with operating and marketing of its funds. The Board also considered that the Transaction, if completed, would significantly increase Franklin Templeton’s assets under management and expand Franklin Templeton’s investment capabilities.

Conclusion. After consideration of the factors described above as well as other factors, and in the exercise of their business judgment, the Trustees, including the Independent Trustees, unanimously concluded that the New Agreement, including the fees payable by each Fund thereunder, was fair and reasonable and that entering into the New Agreement was in the best interests of each Fund’s shareholders, and they voted to approve the New Agreement and to recommend that the shareholders of each Fund approve the New Agreement.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act permits, in the context of a change in control of an investment adviser to a registered investment company, the receipt by such investment adviser (or any of its affiliated persons) of any amount or benefit in connection with such sale, as long as two conditions are satisfied. First, during the three-year period immediately following the sale of such interest, at least 75% of the investment company’s board of directors/trustees must not be “interested persons” of the investment adviser within the meaning of the 1940 Act. Second, there may not be imposed an “unfair burden” on the investment company as a result of the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

The Board has not been advised by Royce, Legg Mason, or Franklin Templeton of any circumstances arising from the Transaction that might result in the imposition of an “unfair burden” being imposed on the Trust or either Fund. Moreover, Franklin Templeton has advised the Board that it will not take, nor cause its affiliates to take, any action that would have the effect of causing the conditions of Section 15(f) not to be satisfied with respect to the Transaction.

ADDITIONAL INFORMATION

General

Shares of the Funds are offered to participating insurance companies for allocation to certain separate accounts established for the purpose of funding qualified and non-qualified variable annuity contracts and variable life insurance contracts (collectively, the “Contracts”), and may also be offered directly to certain pension plans and retirement plans and accounts permitting accumulation of assets on a tax-deferred basis. The insurance company separate accounts and the trustees of qualified plans invested in the Funds, rather than individual Contract owners or plan participants, are the shareholders of record for the Funds. However, under current law, insurance companies are required to request voting instructions from their Contract owners. Thus, Contract owners should consider themselves shareholders for purposes of these proxy materials and have the right to vote on the proposal for any Fund for which Contract account value was allocated as of the close of business on the Record Date.

Under the rules of the NYSE that govern brokers who have record ownership of the shares of a Fund that are held in "street name" for their customers (i.e., the beneficial owners of such Fund shares), brokers who have not received voting instructions from beneficial owners have the discretion to vote such shares on routine matters. With respect to Proposal No. 1 for each Fund, it is not expected that brokers will be permitted to vote shares of either Fund in their discretion.

Inspectors and Judges of Voting

Shareholders vote at the Meeting with respect to each Fund in which they own shares by casting ballots (in person or by proxy), which votes will be tabulated by one or two persons who were appointed by the Board before the Meeting to serve as Inspectors and Judges of Voting at the Meeting and who have executed an Inspectors and Judges Oath.

Quorum

A quorum of shareholders of each Fund is necessary to hold a valid meeting of shareholders with respect to the Fund. Under the Bylaws of the Trust, a quorum will exist with respect to a Fund if shareholders entitled to vote more than 50% of the issued and outstanding shares of that Fund on the Record Date are present at the Meeting in person or by proxy. In determining whether a quorum is present at the Meeting with respect to a Fund, the Inspectors and Judges of Voting will count shares of that Fund represented by proxies that reflect abstentions, "uninstructed shares," and the withholding of authority to vote as shares that are present and entitled to vote at the Meeting with respect to that Fund. "Uninstructed shares" are, with respect to Proposal No. 1 for each Fund, shares of the Fund held by brokers or nominees as to which the broker or nominee does not have discretionary voting power and for which the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how such shares will be voted, but for which a broker or nominee returns the voting instruction card without actually voting on Proposal No. 1 with respect to the Fund. Thus, shares of a Fund represented by proxies that reflect abstentions, "uninstructed shares," and the withholding of authority to vote will be counted in determining (i) whether a quorum is present at the Meeting with respect to that Fund and (ii) the total number of shares present at the Meeting with respect to that Fund. A significant number of "uninstructed shares" are not currently expected to be submitted with respect to either Fund due to the use of "echo voting" by the participating insurance companies as described below under the heading "Required Vote."

Required Vote

Approval of the New Agreement with respect to each Fund requires the affirmative vote of a majority of the outstanding voting securities of the Fund, which is defined in the 1940 Act as the lesser of: (i) 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of such Fund are present or represented by proxy at the Meeting; or (ii) more than 50% of the outstanding shares of the Fund. Shares of a Fund represented by proxies that reflect abstentions, "uninstructed shares," and the withholding of authority to vote will have the same effect as a vote against Proposal No. 1 at the Meeting with respect to that Fund as well as a vote against any adjournment of the Meeting with respect to that Fund.

Because the shares of each Fund are held by the participating insurance companies through the Contracts, such shares will be voted, in accordance with the requirements of the Commission, by such insurance companies using a proportional voting procedure that is often referred to as “echo voting.” That means that each participating insurance company will vote all shares of each Fund owned of record by it for which it does not receive timely voting instructions from shareholders in the same proportion as the votes actually cast by shareholders (i.e., for the Proposal, against the Proposal, or abstain). As a result, this proportional voting procedure may result in a relatively small number of shareholders determining the outcome of the vote.

Adjournment or Postponement of Meeting with Respect to a Fund

If a quorum is not present at the Meeting with respect to a Fund, or if a quorum is present at the Meeting with respect to a Fund but sufficient votes to approve Proposal No. 1 are not received with respect to that Fund, the Meeting with respect to that Fund may be adjourned to permit further solicitation of proxies. In the absence of a quorum with respect to a Fund, the persons named as proxies may propose an adjournment of the Meeting with respect to that Fund, and will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal No. 1 with respect to that Fund and will vote against any such adjournment those proxies required to be voted against Proposal No. 1 with respect to that Fund. If a quorum is present with respect to a Fund but insufficient votes have been received to approve Proposal No. 1 with respect to that Fund, the chairperson of the Meeting may adjourn the Meeting with respect to that Fund to permit further solicitation of proxies if the chairperson determines that an adjournment and additional solicitation is reasonable and in the interest of shareholders of that Fund. Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment other than announcement at the Meeting or any adjournment or postponement thereof.

The Meeting with respect to either Fund may be postponed prior to the Meeting. If it is decided to hold the Meeting at a different time or in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), any such updates will be announced by means of a press release, which will be posted on the following website: http://www.royceinvest.com. An announcement will also be filed with the Commission via its EDGAR system.

Information about Royce, Its Affiliated Broker-Dealer, Fees Paid by the Funds to Royce and its Affiliates, and Other U.S. Registered Investment Companies Advised by Royce

Royce. Royce, whose principal executive offices are at 745 Fifth Avenue, New York, NY 10151, is responsible for the management of each Fund’s assets. Royce has been investing in smaller-company securities with a value approach for more than 45 years. Royce’s assets under management were approximately $[____] billion as of January 31, 2020.

Royce is a Delaware limited partnership. Royce’s general partner is Royce & Associates GP, LLC (“Royce GP”). Royce’s limited partners are Legg Mason Royce Holdings, LLC (“Legg Mason Royce Holdings”) and certain employees of Royce GP. Royce is more than 75% owned and controlled by Legg Mason Royce Holdings. Legg Mason Royce Holdings is 100% owned and controlled by Legg Mason. The principal executive offices of Legg Mason and Legg Mason Royce Holdings are at 100 International Drive, Baltimore, Maryland 21202.

Appendix E to this Proxy Statement sets forth the names and principal occupations of the members of Royce’s Board of Managers and Royce’s principal executive officers along with the names and titles of each Trustee and officer of the Trust who is an officer, employee, or director of Royce. The principal address of each individual as it relates to such duties is the same as that set forth above for Royce.

Affiliated Broker-Dealer. Royce Fund Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Royce, is the distributor of each Fund. RFS’s principal office is located at 745 Fifth Avenue, New York, New York 10151. RFS will continue as distributor if the New Agreement are approved.

Information Relating to Amounts and Brokerage Commissions Paid by Funds to Royce and its Affiliates. Appendix F to this Proxy Statement sets forth, for the fiscal year ended December 31, 2019, information relating to: (i) amounts paid by the Funds to Royce and its affiliates and related waivers and (ii) brokerage commissions paid by the Funds to affiliated brokers. There were no other material payments by the Funds to Royce or its affiliates during that period.

Information Relating to Other U.S. Registered Investment Companies Advised by Royce. Appendix G to this Proxy Statement sets forth information relating to other U.S. registered investment companies for which Royce serves as investment adviser.

Fiscal Year

The fiscal year end of the Trust and each Fund is December 31.

Shareholder Proposals

The Trust and each Fund are not required, and they currently do not intend, to hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting must send their written proposal to the Trust a reasonable time before the Board’s solicitation relating to such meeting is to be made. Any shareholder who wishes to bring any proposal at any subsequent shareholder meeting without including such proposal in the Trust’s proxy statement relating to the meeting also must send his or her written proposal to the Trust a reasonable time before the Board’s solicitation relating to such meeting is to be made. Written proposals should be sent to the Secretary of the Trust, 745 Fifth Avenue, New York, New York 10151.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

Proxy Delivery

If you and another shareholder share the same address, the Trust may send only one proxy statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the proxy statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future. For such requests, call 1-800-221-4268, or write the Trust at 745 Fifth Avenue, New York, New York 10151.

OTHER BUSINESS

While the Meeting has been called to transact any business that may properly come before it, the only matters which the Trustees intend to present are the matters stated in the Notice of Special Meeting. However, if any additional matter properly comes before the Meeting and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

By order of the Board of Trustees of Royce Capital Fund

John E. Denneen,
Secretary

Please fill in, date, and sign the voting instruction card and return it in the accompanying postage-paid envelope. You may also provide your voting instructions via telephone or the internet by following the instructions on the voting instruction card. Please take advantage of these prompt and efficient voting options.

Dated: May __, 2020

Appendix A

RECORD DATE SHARES OUTSTANDING
Fund	Share Class	Total Shares Outstanding	Approximate Net Assets ($)
Royce Micro-Cap Portfolio	Investment Class
Service Class
Royce Small-Cap Portfolio	Investment Class
Service Class

Appendix B

5% SHARE OWNERSHIP INFORMATION

The persons known to the Trust to be beneficial owners or owners of record of 5% or more of the shares of each Class of Royce Micro-Cap Portfolio as of the Record Date are listed in the table immediately below.

Share Class	Investor	Number of Shares	Type of Ownership	Percentage of Outstanding Shares
Investment Class
Service Class

The persons known to the Trust to be beneficial owners or owners of record of 5% or more of the shares of each Class of Royce Small-Cap Portfolio as of the Record Date are listed in the table immediately below.

Share Class	Investor	Number of Shares	Type of Ownership	Percentage of Outstanding Shares
Investment Class
Service Class

Appendix C

INFORMATION REGARDING CURRENT INVESTMENT ADVISORY AGREEMENT
Fund	Date of Current Agreement	Date Last Submitted for Stockholder Approval*	Date Last Approved by Directors**	Contractual Investment Advisory Fee (as a percentage of average daily net assets)
Royce Micro-Cap Portfolio	July 1, 2016	September 14, 2001	June 5, 2019	1.25%
Royce Small-Cap Portfolio				1.00%
* The Current Agreement was approved by each Fund’s stockholders in connection with Legg Mason’s acquisition of Royce in 2001.

** The only action taken by the Board with respect to the Current Agreement since the fiscal year ended December 31, 2018 was the approval of the continuation of such Current Agreement as described in this Proxy Statement.

Appendix D

FORM OF NEW INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ROYCE CAPITAL FUND

AND

ROYCE & ASSOCIATES, LP

Investment Advisory Agreement made this _____ day of __________, 202_, by and between ROYCE CAPITAL FUND, a Delaware statutory trust (the “Fund”), and ROYCE & ASSOCIATES, LP, a Delaware limited partnership (formerly Royce & Associates, Inc. and Royce & Associates, LLC) (the “Adviser”).

The Fund and the Adviser hereby agree as follows in respect of Royce Micro-Cap Portfolio and Royce Small-Cap Portfolio, each a series of the Fund (the “Series”):

1.      Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Series, the nature and timing of the changes therein and the manner of implementing such changes, and (b) provide the Series with such investment advisory, research and related services as the Series may, from time to time, reasonably require for the investment of its funds. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund’s Declaration of Trust, By-Laws and current prospectus and any directions it may receive from the Fund’s Trustees. The Adviser shall also comply with its covenants and agreements contained in the Adviser’s and the Fund’s application to the Securities and Exchange Commission for an exemptive order regarding the use of the Fund’s shares as a funding medium for insurance company variable contracts.

2.      Expenses Payable by the Series. Except as otherwise provided in Paragraphs l and 3 hereof, the Fund shall be responsible for effecting sales and redemptions of the Series’ shares, for determining the net asset value thereof and for all of the Series’ other operations and shall cause the Series to pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, transfer agent and custodian fees; legal, administrative and clerical services; rent for office space and facilities; auditing; preparation, printing and distribution of its prospectuses, proxy statements, shareholders’ reports and notices; supplies and postage; Federal and state registration fees; Federal, state and local taxes; non-affiliated Trustees’ fees; and brokerage commissions.

3.      Expenses Payable by the Adviser. The Adviser shall pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser. In the event the Fund shall qualify shares of the Series for sale in any jurisdiction, the applicable statutes or regulations of which expressly limit the amount of the Series’ total annual expenses, the Adviser agrees to reduce its annual investment advisory fee for the Series, to the extent that such total annual expenses (other than brokerage commissions and other capital items, interest, taxes, distribution fees, extraordinary items and other excludable items, charges, costs and expenses) exceed the limitations imposed on the Series by the most stringent regulations of any such jurisdiction.

4.      Compensation of the Adviser. The Fund agrees to cause the Series to pay to the Adviser, and the Adviser agrees to accept as compensation for the services provided by the Adviser hereunder, fees equal to 1.25% per annum of the average net assets of Royce Micro-Cap Portfolio, and a fee equal to 1.00% per annum of the average net assets of Royce Small-Cap Portfolio, at the close of business on each day that the value of their respective net assets is computed during the year. However, the Fund and the Adviser may agree in writing to temporarily or permanently reduce such fees. Such compensation shall be accrued on the Series’ books at the close of business on each day that the value of its net assets is computed during each year and shall be payable to the Adviser monthly, on the last day of each month, and adjusted as of year-end if required.

5.      Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Series to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to all portfolio series of the Fund and/or the Series.

6.      Limitations on the Employment of the Adviser. The services of the Adviser to the Series shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Series hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Series, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Fund’s Trustees, or any committee thereof, unless such action has been caused by the Adviser’s gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

7.      Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a Trustee, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

8.      Protection of the Adviser. The Adviser shall not be liable to the Fund or to any portfolio series thereof for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund or such series, and the Fund or each portfolio series thereof involved, as the case may be, shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or any portfolio series thereof or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund or such series. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of, any liability to the Fund or to any portfolio series thereof or its security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

Determinations of whether and the extent to which the Adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the Trustees of the Fund who are neither “interested persons” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor parties to the action, suit or other proceeding, or (ii) an independent legal counsel in a written opinion.

9.      Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date above written and shall replace and supersede in all respects the Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of December 1, 1996, by and between the Fund and the Adviser with respect to the Series, the Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of October 1, 2001 and as amended and supplemented to date, by and between the Fund and the Adviser with respect to the Series, and the Amended and Restated Investment Advisory Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect), dated as of July 1, 2016, by and between the Fund and the Adviser with respect to the Series. This Agreement shall remain in effect until June 30, 2022, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund’s Trustees, including a majority of such Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities of the Series and the vote of the Fund’s Trustees, including a majority of such Trustees who are not parties to this Agreement or “interested persons” (as so defined) of any such party. This Agreement may be terminated at any time as to a Series, without the payment of any penalty, on 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Series, or by the vote of a majority of the Fund’s Trustees or by the Adviser, and will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act of 1940); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any such termination. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name “Royce” in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.  Shareholder Liability. Notice is hereby given that this Agreement is entered into on the Fund’s behalf by an officer of the Fund in his capacity as an officer and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the Fund’s Trustees, officers, employees, agents or shareholders individually, but are binding only upon the assets and property of the Series.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

ROYCE CAPITAL FUND

By:
Name:	Christopher D. Clark
Title:	President

ROYCE & ASSOCIATES, LP

By:
Name:	Christopher D. Clark
Title:	Chief Executive Officer

Appendix E

INFORMATION REGARDING MEMBERS OF ROYCE’S BOARD OF MANAGERS AND ROYCE’S PRINCIPAL EXECUTIVE OFFICERS
Name	Principal Occupation
Charles M. Royce	Chief Executive Officer (until June 2016), President (until June 2014), and Member of the Board of Managers of Royce. Member of the Board of Trustees of the Trust and The Royce Fund ("TRF"). Senior Portfolio Manager for The Royce Funds (as defined below).
Christopher D. Clark	Chief Executive Officer, President, Co-Chief Investment Officer, Managing Director, and Member of the Board of Managers of Royce. President and Member of the Board of Directors/Trustees of the Trust, TRF, Royce Micro-Cap Trust, Inc. ("RMT"), Royce Global Value Trust, Inc. ("RGT"), and Royce Value Trust, Inc. ("RVT") (the Trust, TRF, RMT, RGT, and RVT are collectively referred to as "The Royce Funds").
Gunjan Banati	Chief Risk Officer and Managing Director Royce. Liquidity Risk Management Program Administrator for the Trust and TRF.
John E. Denneen	General Counsel, Managing Director, Chief Legal and Compliance Officer, Secretary, and Member of the Board of Managers of Royce. Secretary and Chief Legal Officer of The Royce Funds.
Francis D. Gannon	Co-Chief Investment Officer and Managing Director of Royce. Vice President of The Royce Funds.
Peter K. Hoglund	Chief Financial Officer, Chief Administrative Officer, and Managing Director of Royce. Treasurer of The Royce Funds.
Laura A. Boydston	Member of the Board of Managers of Royce. Managing Director at Legg Mason
Patricia Lattin	Member of the Board of Managers of Royce. Chief Human Resources Officer and Senior Managing Director at Legg Mason.
Peter H. Nachtwey	Member of the Board of Managers of Royce. Chief Financial Officer of Legg Mason and Member of its Executive Committee.

INFORMATION REGARDING EACH OFFICER OF THE TRUST AND EACH TRUSTEE OF THE TRUST WHO IS AN OFFICER, EMPLOYEE, OR DIRECTOR OF ROYCE
Name	Trust Title(s)
Charles M. Royce	Trustee
Christopher D. Clark	President and Trustee
Gunjan Banati	Liquidity Risk Management Program Administrator
John E. Denneen	Secretary and Chief Legal Officer
Francis D. Gannon	Vice President
Peter K. Hoglund	Treasurer
Lisa Curcio	Chief Compliance Officer
Daniel A. O’Byrne	Vice President

Appendix F

INFORMATION REGARDING AMOUNTS AND BROKERAGE COMMISSIONS
PAID BY FUND TO ROYCE AND ITS AFFILIATES

The following table sets forth, for the fiscal year ended December 31, 2019, information relating to: (i) amounts paid by each Fund to Royce and its affiliates and related waivers and (ii) brokerage commissions paid by each Fund to affiliated brokers.

Fund	Investment Advisory Fees Paid ($)	Investment Advisory Fees Waived ($)	Administration Fees ($)*	Amounts Paid to RFS Under Distribution Agreements ($)**	Aggregate Commissions Paid to Affiliated Brokers ($)***	Percentage of Fund’s Aggregate Brokerage Commissions Paid to Affiliated Brokers***
Royce Micro-Cap Portfolio	1,767,274	82,461	146,603	43,849	7,107	3.29%
Royce Small-Cap Portfolio	3,083,041	125,890	69,345	375,151	22,412	2.70%
* Expenses directly attributable to each Fund are charged to the Fund’s operations, while expenses applicable to more than one of the Royce Funds are allocated equitably. Certain personnel, occupancy costs and other administrative expenses related to the Funds are allocated by Royce under an administration agreement and are included in administrative and office facilities and professional fees.
** Royce Fund Services, LLC serves as the distributor of the Trust’s shares. As compensation for its services and for the expenses payable by it under the Distribution Agreement with the Trust, RFS is entitled to receive, from the assets of the Fund or share class involved, a monthly fee equal to .25% per annum for Service Class shares (consisting of an asset-based sales charge, personal service and/or account maintenance fee).
*** Represents brokerage commissions paid by the Fund to Raymond James & Associates, Inc. (“Raymond James”) during the fiscal year ended December 31, 2019. Raymond James became an affiliated broker of the Fund during such period due to its beneficial ownership of more than 5% of the outstanding shares of common stock of Royce Global Value Trust, Inc.

1

Appendix G

INFORMATION REGARDING OTHER FUNDS ADVISED OR SUBADVISED BY ROYCE

The table below sets forth certain information regarding U.S. registered investment companies, other than the Fund, for which Royce provides investment advisory or subadvisory services. All information below is provided as of December 31, 2019.

Fund	Approximate Net Assets		Contractual Investment Advisory Fee (as a percentage of average daily net assets)
Royce Global Value Trust, Inc.	$143 million		1.00%
Royce Value Trust, Inc.	$1.628 billion		Ranges from 0.50% to 1.50% of average net assets depending on performance compared to Standard & Poor’s SmallCap 600 Index
Royce Micro-Cap Trust, Inc.	$405 million		Ranges from 0.50% to 1.50% of average net assets depending on performance compared to Russell 2000 Index
Royce Dividend Value Fund	$104 million	•	0.85% of the first $2,000,000,000
		•	0.80% of the next $1,000,000,000
		•	0.75% of the next $1,000,000,000
		•	0.70% of any additional average net assets*
Royce Global Financial Services Fund	$37 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets*
Royce International Premier Fund	$809 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets*
Royce Micro-Cap Fund	$337 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets*
Royce Opportunity Fund	$926 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets
Royce Pennsylvania Mutual Fund	$1.949 billion	•	1.00% of the first $50,000,000
		•	0.875% of the next $50,000,000
		•	0.75% of any additional average net assets
Royce Premier Fund	$1.808 billion	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets
Royce Small-Cap Value Fund	$171 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets*
Royce Smaller-Companies Growth Fund	$260 million	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets*
Royce Special Equity Fund	$1.092 billion	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets
Royce Total Return Fund	$1.522 billion	•	1.00% of the first $2,000,000,000
		•	0.95% of the next $1,000,000,000
		•	0.90% of the next $1,000,000,000
		•	0.85% of any additional average net assets
* Royce waived a portion of its contractual investment advisory fee during the fiscal year ended December 31, 2019 pursuant to a contractual fee waiver and expense reimbursement arrangement.

Fund	Approximate Net Assets	Contractual Subadvisory Fee (as a percentage of average daily net assets)
Legg Mason Small-Cap Quality Value ETF	$11.2 million	90% of the management fee** paid to the investment manager by the fund, net of (i) all fees and expenses incurred by the investment manager under the relevant management agreement (including, without limitation, any subadvisory fee paid to another subadviser to the fund) and (ii) expense waivers and reimbursements (In no event shall the subadvisory fee be less than zero)
** The management fee for Legg Mason Small-Cap Quality Value ETF is equal to 0.60% of its average daily net assets.

FORM OF PROXY CARD

ROYCE CAPITAL FUND

PROXY                    ROYCE [__________ __________] PORTFOLIO                    PROXY

745 Fifth Avenue

New York, New York 10151

This Proxy is Solicited on Behalf of the Board of Trustees of Royce Capital Fund

The undersigned hereby appoints Christopher D. Clark and John E. Denneen or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Royce [__________ __________] Portfolio (the “Fund”), a series of Royce Capital Fund, held of record by the undersigned on May 1, 2020 at the Special Meeting of Shareholders of the Fund to be held on July 14, 2020 (the “Meeting”), and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE NOTE: If it is determined that the Meeting will be held at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on the following website: http://www.royceinvest.com. You are encouraged to check the website prior to the Meeting if you plan to attend the Meeting in person. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system.

PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call [1-___-___-____]

3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to Website [www.__________.com]

3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote, mark blocks below in blue or black ink as follows: x

-------------------------

ROYCE [__________ __________] PORTFOLIO

-------------------------

1. PROPOSAL TO CONSIDER AND APPROVE A NEW INVESTMENT ADVISORY AGREEMENT, BY AND BETWEEN ROYCE & ASSOCIATES, LP AND ROYCE CAPITAL FUND, ON BEHALF OF ROYCE [__________ __________] PORTFOLIO.	For	Against	Abstain
	[ ]	[ ]	[ ]

2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Mark box at right if an address change or           [ ]

comment has been noted on the reverse

side of this card.

Shareholder Sign Here	Date	Co-Owner Sign Here	Date	RECORD DATE SHARES:	CONTROL NUMBER: